EXHIBIT 99.1

NOTE PURCHASE AGREEMENT

Dated as of October 11, 2012

Among

CAL FUNDING II LIMITED

as Issuer

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

WELLS FARGO SECURITIES, LLC

as the Initial Purchasers

and

CONTAINER APPLICATIONS LIMITED

(CAL FUNDING II LIMITED -
FIXED RATE ASSET BACKED NOTES, SERIES 2012-1)

Exhibit A	- Cash Flow Information
Schedule I	- Initial Purchaser and Note Amounts
Schedule II	- Initial Purchaser Information

NOTE PURCHASE AGREEMENT (as amended, modified and supplemented from time to time in accordance with its terms, the “Agreement”), dated as of October 11, 2012, by and among:

(1)           CAL FUNDING II LIMITED, an exempted company with limited liability incorporated and existing under the laws of Bermuda, as issuer under the Indenture (defined below) and the Series 2012-1 Supplement (defined below) (the “Issuer”);

(2)           MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, a Delaware corporation (“MLPFS” and an “Initial Purchaser”);

(3)           WELLS FARGO SECURITIES, LLC, a Delaware corporation (“WFS” and an “Initial Purchaser”); and

(4)           solely with respect to Sections 4, 6, 8, 10 and 18 hereof, CONTAINER APPLICATIONS LIMITED, an international business company incorporated and licensed under the laws of Barbados (“CAL”).

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

Section 1.            Definitions.

(a)           Certain capitalized terms used throughout this Agreement are defined above or in Section 1(b) hereof.  In addition, capitalized terms used but not defined herein have the meanings given to such terms in the Indenture, dated as of October 18, 2012 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Indenture”), by and between the Issuer and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”), or, if not defined therein, as defined in the Series 2012-1 Supplement, dated as of October 18, 2012 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Series 2012-1 Supplement”), by and between the Issuer and the Indenture Trustee, issued pursuant to the terms of the Indenture.

(b)           As used in this Agreement and its exhibits, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

“Act”:  The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Additional Disclosure Document”:  Any information prepared by, or on behalf of, the Issuer for delivery to prospective Series 2012-1 Noteholders, other than the Preliminary Offering Memorandum and the Offering Memorandum. For the avoidance of doubt the Investor Cash Flow Information, shall constitute an Additional Disclosure Document. None of the Related Documents or Series 2012-1 Related Documents shall be deemed to constitute an Additional Disclosure Document.

“BofAML”:  This term has the meaning set forth in preamble hereto.

“Closing Date”:  This term has the meaning set forth in Section 2(a) hereof.

“Code”:  Internal Revenue Code of 1986, as amended.

“Commission”:  The United States Securities and Exchange Commission.

“Indenture”:  This term shall have the meaning set forth in Section 1(a) hereof.

“Independent Accountants”:  This term shall have the meaning set forth in Section 7.11 of the Management Agreement.

“Institutional Accredited Investors”:  This term has the meaning set forth in Section 3(b) hereof.

“Initial Purchasers”:  This term has the meaning set forth in the preamble hereto.

“Initial Purchaser Information”:  With respect to the Initial Purchasers, the information described in Schedule II hereto, but only to the extent that such information relates to the Initial Purchasers.

“Investment Company Act”:  The Investment Company Act of 1940, as amended.

“Investor Cash Flow Information”. Each of the cash flow reports listed on Exhibit A hereto provided to prospective purchasers of the Notes of at the request of such investor.

“Issuer”:  This term has the meaning set forth in the preamble hereto.

“Issuer Indemnified Party”:  This term shall have the meaning set forth in Section 10(b) hereof.

“Issuer Person”:  This term has the meaning set forth in Section 8(h) hereof.

“Loss”:  This term has the meaning set forth in Section 10(a) hereof.

“Note Owners”:  With respect to a Series 2012-1 Note that is a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of (i) the Depositary (a direct participant) or (ii) a Person maintaining an account with the Depositary (an indirect participant), in each case in accordance with the rules of the Depositary.

“Notes”:  Collectively, the Notes.

“Offering Memorandum”:  This term has the meaning set forth in Section 3(a) hereof.

“Permitted Non-U.S. Person”:  This term has the meaning set forth in Section 3(b) hereof.

“Permitted Transferee”:  This term has the meaning set forth in Section 3(b) hereof.

“Preliminary Offering Memorandum”:  This term has the meaning set forth in Section 3(a) hereof.

“Purchaser Indemnified Party”:  This term shall have the meaning set forth in Section 10(a) hereof.

“Qualified Institutional Buyers”:  This term has the meaning set forth in Rule 144A of the Act.

“Regulation S”:  Regulation S under the Act.

“Related Transferred Assets”: This term has the meaning set forth in the Contribution and Sale Agreement.

“Series 2012-1 Notes”: The Fixed Rate Asset Backed Notes, Series 2012-1 issued by the Issuer pursuant to the terms of the Series 2012-1 Supplement, dated as of October 18, 2012 (as amended), between the Issuer and the Indenture Trustee.

“Series 2012-1 Supplement”:  This term has the meaning set forth in Section 1(a) hereof.

“UCC”:  The Uniform Commercial Code as in effect in the applicable jurisdiction.

“United States”:  The United States of America.

“U.S. Persons”:  This term has the meaning set forth in Section 3(b) hereof.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in the UCC in effect in the State of New York and not specifically defined herein, are used herein as defined therein.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

Section 2.            The Notes.

(a)           On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Issuer agrees to sell to the Initial Purchasers, and each Initial Purchaser agrees to purchase from the Issuer, on the Closing Date, the Notes in the principal amount set forth on Schedule I hereto opposite the name of such Initial Purchaser.  The Series 2012-1 Notes are to be purchased by the Initial Purchasers at a purchase price equal to 99.97845% of the aggregate principal amount thereof.  Except for any Notes issued to Institutional Accredited Investors, which Notes shall be issued as Definitive Notes, the Notes shall be Book-Entry Notes, and shall be issued to Cede & Co., as nominee of The Depository Trust Company.  The delivery of and payment for the Notes shall be made at the offices of SNR Denton US LLP, at 10:00 a.m., New York time on October 18, 2012 or at such other place, time or date as the Initial Purchasers and the Issuer may agree upon, such time and date of delivery against payment being herein referred to as the “Closing Date”.  The Issuer shall make copies of the Notes available for review by the Initial Purchasers at the offices of the Initial Purchasers at least 24 hours prior to the Closing Date.  The purchase price of the Notes paid by the Initial Purchasers shall be remitted by wire transfer to the Indenture Trustee and applied in accordance with Section 6(a)(v) hereof.  The terms of the Notes are more fully set forth in the Offering Memorandum and in the Series 2012-1 Related Documents (provided, that in no event shall the Offering Memorandum be deemed to constitute a Series 2012-1 Related Document or shall the terms and conditions described in the Offering Memorandum be binding upon the Issuer or any party to any Series 2012-1 Related Document, except to the extent consistent with and expressly set forth in a Series 2012-1 Related Document).

(b)           The Notes are to be issued under the Series 2012-1 Supplement.

(c)           The Notes shall be offered and sold to the Initial Purchasers without being registered under the Act, in reliance on exemptions thereunder.

Section 3.            Information.

(a)           In connection with the sale of the Notes, the Issuer has prepared a preliminary offering memorandum, dated October 2, 2012 (including all attachments thereto and any supplements or amendments thereto (other than the Offering Memorandum), the “Preliminary Offering Memorandum”) and a final offering memorandum, dated October 11, 2012 (including all attachments thereto and any supplements or amendments thereto, the “Offering Memorandum”).

(b)           The Issuer hereby expressly authorizes the Initial Purchasers to use the Additional Disclosure Documents, the Preliminary Offering Memorandum and the Offering Memorandum, in connection with the offer and sale of the Notes. The Issuer hereby indicates its authorization of all distributions of the Additional Disclosure Documents and the Preliminary Offering Memorandum made by the Initial Purchasers prior to the date of this Agreement and authorize the Initial Purchasers to distribute the Additional Disclosure Documents, the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offer and sale of the Notes, provided that such distributions were or are made only to Persons that are (i) reasonably believed by the Initial Purchasers to be Qualified Institutional Buyers, (ii) institutional Accredited Investors, as defined in Rule 501(a)(1), (2), (3) or (7) under Regulation D of the Act (“Institutional Accredited Investors”), or (iii) to Persons that are not U.S. Persons, as defined in Regulation S (“U.S. Persons”); any Person described in clause (i), (ii) or (iii) being a “Permitted Transferee”) to whom the offer and sale of the Notes may be made without registration under the Act in reliance upon Regulation S (as defined below). The Issuer also hereby expressly authorizes the Initial Purchasers to distribute to Persons with the aforementioned qualifications, in connection with the offer and sale of the Notes, (i) any report or document filed by the Issuer, the Manager or any of their Affiliates with the Commission, and (ii) subject to terms of confidentiality set forth in Section 711 of the Supplement, copies of the Series 2012-1 Related Documents and opinion letters and other documents delivered in connection with the execution of the Series 2012-1 Related Documents.

(c)           The Issuer understands that the Initial Purchasers propose to make an offering of the Notes, as soon as it deems advisable after this Agreement has been executed and delivered, on the terms and in the manner set forth in the Offering Memorandum to Persons that the Initial Purchasers reasonably believe to be Permitted Transferees. Any Notes sold to Institutional Accredited Investors shall be represented by one or more Definitive Notes.

Section 4.            Representations and Warranties of the Issuer and CAL.  Each of the Issuer and CAL, as applicable, represents and warrants to the Initial Purchasers, as of the date hereof and as of the Closing Date (or, if specifically stated below to be made as of another particular time or date, as of such time or date instead), as follows:

(a)           At 11:33 a.m. on October 10, 2012, the time of the first contract of sale by the Initial Purchasers for any Notes (the “Time of Sale”), none of the Additional Disclosure Documents or the Preliminary Offering Memorandum contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Offering Memorandum, as of its date (including any attachments, supplements or amendments thereto, as of the respective dates thereof), did not contain an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, in the case of each of the foregoing clauses (i) and (ii), that such representations and warranties do not apply to statements or omissions made in reliance upon and in conformity with the Initial Purchaser Information or the information set forth in the Preliminary Offering Memorandum or the Offering Memorandum under the heading “Structuring Assumptions”.  The statements made in the “Structuring Assumptions” section of the Preliminary Offering Memorandum and the Offering Memorandum represent the good faith estimate of the Issuer, based on assumptions that the Issuer believes to be reasonable, it being recognized, however, that such “Structuring Assumptions” sections, as expressly noted therein, contain projections, estimates and forecasts which are subject to significant contingencies and uncertainties, many of which are beyond the control of the Issuer, and no assurances are given that such projections, estimates and forecasts will be achieved.

(b)           The descriptions of the Series 2012-1 Related Documents contained in the Preliminary Offering Memorandum and Offering Memorandum conform in all material respects to the terms of the Series 2012-1 Related Documents.

(c)           The statistical and market-related data included in the Additional Disclosure Documents, the Preliminary Offering Memorandum and the Offering Memorandum are based on or derived from sources that the Issuer believes to be reliable and accurate in all material respects. The information concerning the Managed Containers and the Fleet that is included in the Additional Disclosure Documents, the Preliminary Offering Memorandum and the Offering Memorandum presents fairly in all material respects the information purported to be stated therein. There has been no material adverse change in the delinquency, loss, utilization and other information with respect to the Managed Containers or the Fleet from that set forth in the Additional Disclosure Documents, the Preliminary Offering Memorandum and the Offering Memorandum.

(d)           Each of the Issuer and CAL is duly incorporated or organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has full power and authority to own its properties, if any, and to conduct its business as such properties presently are owned and the business presently is conducted. The Issuer had at all relevant times, and now has, all necessary power, authority and legal right to own in the manner contemplated by the Series 2012-1 Related Documents, the Managed Containers and the Related Transferred Assets.  CAL had at all relevant times, and now has, all necessary power, authority and legal right to transfer, in the manner contemplated by the Series 2012-1 Related Documents, the Managed Containers and the Related Transferred Assets.

(e)            Each of the Issuer and CAL is duly qualified to do business and is in good standing as a foreign entity (or is exempt from such requirements), and has obtained all necessary licenses and approvals as required under Applicable Law, in each case, where the failure so to qualify, to be in good standing, to obtain such licenses and approvals or to preserve and maintain such qualification, licenses or approvals could have a material and adverse effect on its ability to perform any of its obligations under any Series 2012-1 Related Document to which it is a party.

(f)            The Issuer has all necessary power and authority to execute and deliver the Notes. Each Note has been duly and validly authorized by the Issuer and, from and after the date on which such Note is executed by the Issuer and authenticated by the Indenture Trustee in accordance with the terms of the Indenture and the Series 2012-1 Supplement and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, shall be validly issued and outstanding and shall constitute a valid and legally binding obligation of the Issuer, entitled to the benefits of the Indenture and the Series 2012-1 Supplement and enforceable against the Issuer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a Proceeding in equity or at law.

(g)           Each of the Issuer and CAL has (i) all necessary power and authority to (A) execute and deliver this Agreement and the other Series 2012-1 Related Documents to which it is a party, and (B) perform its obligations under this Agreement and the other Series 2012-1 Related Documents to which it is a party, and (ii) duly authorized, by all necessary action, the execution, delivery and performance of this Agreement and the other Series 2012-1 Related Documents to which it is a party and the consummation of the transactions provided for in this Agreement and the other Series 2012-1 Related Documents to which it is a party.

(h)           Each of this Agreement and the other Series 2012-1 Related Documents to which the Issuer and/or CAL is a party, when executed and delivered by it (assuming the due authorization, execution and delivery thereof by the other parties thereto), shall constitute its legal, valid and binding agreement, enforceable against it in accordance with the terms thereof, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a Proceeding in equity or at law.

(i)            This Agreement has been duly and validly executed and delivered by each of the Issuer and CAL.

(j)            All authorizations, consents, orders and approvals of, or other action by, any Governmental Authority or any other Person that are required to be obtained by the Issuer or CAL, as the case may be, and all notices to and filings with any Governmental Authority or any other Person that are required to be made by the Issuer or CAL, in the case of each of the foregoing in connection with the due execution, delivery, and performance by the Issuer of this Agreement and the other Series 2012-1 Related Documents to which it is a party and the consummation of the transactions contemplated by this Agreement and the Series 2012-1 Related Documents to which it is a party (including transfers to the Issuer of the Managed Containers and the Related Transferred Assets), have been obtained or made and are in full force and effect except where the failure to obtain or make any such authorization, consent, order, approval, action, notice or filing, individually or in the aggregate for all such failures, would not reasonably be expected to have a material and adverse effect on the ability of the Issuer or CAL, to perform any of its obligations under any Series 2012-1 Related Document to which it is a party.

(k)           The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and the other Series 2012-1 Related Documents and the fulfillment of the terms hereof and thereof by the Issuer do not (i) conflict with, violate, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, (A) the constitutional or organizational documents of the Issuer or CAL, as the case may be, or (B) any material contract, indenture, loan agreement, mortgage, deed of trust or other agreement or instrument to which the Issuer or CAL is a party or by which the Issuer or any of its properties is bound, (ii) result in the creation or imposition of any Lien upon any of the properties of the Issuer or CAL (other than as contemplated by the Series 2012-1 Related Documents), or (iii) conflict with or violate any federal, state, local or foreign law or any decision, decree, order, rule or regulation of any Governmental Authority applicable to the Issuer or CAL, as the case may be, or any of its respective properties, in the case of each of the foregoing clauses (i) through (iii), which conflict, violation, breach, default or Lien, individually or in the aggregate, would have a substantial likelihood of having a material and adverse effect on the ability of the Issuer or CAL, as the case may be, to perform any of its obligations under any Series 2012-1 Related Document to which it is a party.

(l)            Except as disclosed in the Additional Disclosure Documents, the Preliminary Offering Memorandum and the Offering Memorandum, since September 13, 2012 (the date of Issuer's incorporation), (i) there has been no material adverse change in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Issuer, whether or not arising in the ordinary course of business, and (ii) there have been no transactions entered into by the Issuer that are material with respect to the Issuer and that would be required to be disclosed under Applicable Law in connection with the offering, sale or resale of the Notes.

(m)           There is no Proceeding or investigation pending or, to the best knowledge of the Issuer or CAL, as the case may be, threatened against it before any court, regulatory body, arbitrator, administrative agency or other tribunal or governmental instrumentality, and none of the Issuer or CAL is subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority that (i) asserts the invalidity of this Agreement or any other Series 2012-1 Related Document, (ii) seeks to prevent any transfer to the Issuer of any Managed Container or Related Transferred Asset, the issuance of the Notes or the consummation of any transactions contemplated by this Agreement or any other Series 2012-1 Related Document, (iii) seeks any determination or ruling that would materially and adversely affect the performance by the Issuer or CAL of its respective obligations under this Agreement or any other Series 2012-1 Related Document or the validity or enforceability of this Agreement or any other Series 2012-1 Related Document, in the case of each of the foregoing clauses (i) through (iii), which individually or in the aggregate for all such actions, suits, Proceedings, investigations, orders, judgments, decrees, injunctions, stipulations or consent orders would have a substantial likelihood of having a material and adverse effect on the ability of the Issuer or CAL to perform any of its respective obligations under any Series 2012-1 Related Document to which it is a party.

(n)           Neither this Agreement, the other Series 2012-1 Related Documents nor any transaction contemplated herein or therein or in the Additional Disclosure Documents, the Preliminary Offering Memorandum or the Offering Memorandum results in a violation of, or gives rise to an obligation on the part of any Noteholder or Note Owner to register, file or give notice under, Regulations T, U or X of the Federal Reserve Board or any other regulation issued by the Federal Reserve Board pursuant to the Exchange Act, in each case as in effect on the Closing Date.

(o)           The Issuer is not, and is not controlled by, an “investment company” registered or required to be registered under the Investment Company Act.

(p)           Neither the Issuer nor any of its “affiliates” (as defined in Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Act) that is or shall be integrated with the sale of the Notes in a manner that would require the registration under the Act of the offering of the Notes or (ii) assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 9 hereof, engaged in any form of general solicitation or general advertising in connection with the offering of the Notes (as those terms are used in Regulation D under the Act) or in any manner involving a public offering of the Notes within the meaning of Section 4(2) of the Act.

(q)           Neither the Issuer nor any of its Affiliates or any Person acting on its behalf has engaged in any directed selling efforts (as that term is defined in Regulation S) with respect to any Notes (provided that no representation is made as to the actions of the Initial Purchasers or any Person acting on its behalf). The Issuer and its Affiliates and any Person acting on its behalf (provided that no representation is made as to the actions of the Initial Purchasers or any Person acting on its behalf) have complied with the offering restrictions and the requirements of Regulation S in connection with any offering of Notes outside the United States.

(r)            Assuming the representations and warranties of the Initial Purchasers in Section 9 hereof are true, it is not necessary in connection with the offer, sale and delivery of the Notes in the manner contemplated by this Agreement, the Additional Disclosure Documents, the Preliminary Offering Memorandum and the Offering Memorandum to register any of the Notes under the Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(s)           On the date hereof and the Closing Date, (i) each of the representations and warranties of the Issuer and CAL that is set forth in this Agreement, the Indenture or the other Series 2012-1 Related Documents is true and correct, and (ii) none of the Issuer or CAL is or shall be in breach of any covenant or agreement set forth in this Agreement, the Indenture or any other Series 2012-1 Related Document.  The Initial Purchasers may rely on the representations and warranties of the Issuer and CAL in any Series 2012-1 Related Document as if such representations and warranties were set forth in this Agreement in full.

(t)            No Early Amortization Event or Event of Default, or event which with the giving of notice or passage of time or both would become an Early Amortization Event or Event of Default, exists.

(u)           The Notes meet the eligibility requirements of Rule 144A(d)(3) of the Act.

(v)           Neither the Issuer nor any of its Affiliates has purchased, or is purchasing, any Notes.

(w)           The Issuer has not taken, directly or indirectly, any action prohibited by Rule 102 of Regulation M under the Exchange Act.

(x)           The Issuer reasonably believes that based on the procedures it has put in place in connection with the Series 2012-1 Related Documents (and assuming compliance by the Initial Purchasers) to ensure that all purchasers and transferees of the Series 2012-1 Notes are Permitted Transferees, the sale of the Series 2012-1 Notes to the initial Series 2012-1 Noteholders and the subsequent transfers of the Series 2012-1 Notes will only be made to Permitted Transferees as set forth above and in accordance with the Indenture.

(y)           CAL has executed and delivered a written representation (the “17g-5 Representation”) to Standard & Poor’s that CAL will comply with the requirements applicable to sponsors as and to the extent required under Rule 17g-5(a)(3)(iii)(A) through (D) under the U.S. Securities Exchange Act of 1934, as amended (“Rule 17g-5”) with respect to the Notes, and CAL has complied with the 17g-5 Representation.

Section 5.            Offering by the Initial Purchasers.

(a)           The Initial Purchasers propose to make an offering of the Notes, upon the terms set forth in the Offering Memorandum, as soon as practicable after this Agreement is entered into and as in its judgment is advisable. During the period from the date of this Agreement until the Initial Purchasers have sold all of the Notes, the Issuer agrees (i) to reasonably assist the Initial Purchasers in any marketing of the Notes and (promptly upon request) to provide all information reasonably deemed necessary by the Initial Purchasers in such marketing and (ii) to use commercially reasonable efforts to make appropriate officers and representatives of the Issuer available to participate in information meetings for potential Series 2012-1 Noteholders at such times and places as the Initial Purchasers may reasonably request.

(b)           Each of the Issuer and CAL acknowledges and agrees that each Initial Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Issuer with respect to the offering of the Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Issuer or any other Person.  Additionally, the Initial Purchasers are advising the Issuer or any other Person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  Each of the Issuer and CAL shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchasers shall have responsibility or liability to the Issuer or any other Person with respect thereto. Any review by the Initial Purchasers of the Issuer or CAL, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Initial Purchasers and shall not be on behalf of the Issuer, CAL or any other party.

(c)           The Issuer acknowledges and agrees that:

(i)           the Issuer has been advised that each Initial Purchaser and its Affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Issuer and that such Initial Purchaser has no obligation to disclose such interests and transactions to the Issuer by virtue of any fiduciary, advisory or agency relationship; and

(ii)           the Issuer waives, to the fullest extent permitted by law, any claims it may have against the Initial Purchasers for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Initial Purchasers shall have liability (whether direct or indirect) to the Issuer in respect of such a fiduciary duty claim or to any Person asserting a fiduciary duty claim on behalf of or in right of the Issuer, including stockholders, employees or creditors of the Issuer.

Section 6.            Covenants of the Issuer and CAL.  The Issuer covenants and agrees with the Initial Purchasers that:

(a)         The Issuer shall not amend or supplement the Additional Disclosure Documents, the Preliminary Offering Memorandum, the Offering Memorandum or any amendment thereof or supplement thereto unless the Initial Purchasers previously shall have been advised thereof and been furnished a copy thereof prior to the proposed amendment or supplement and shall have been given a reasonable opportunity to review such amended and supplemented Preliminary Offering Memorandum or Offering Memorandum, or amendment or supplement thereto as the case may be (but in no event shall such period be less than five (5) Business Days). During the period beginning on the date hereof and ending on the date on which the Initial Purchasers shall have sold all of the Notes purchased by it hereunder, the Issuer shall, promptly upon the reasonable request by the Initial Purchasers, prepare any amendments of or supplements to the Offering Memorandum that, in the opinion of the Initial Purchasers, may be necessary or advisable in connection with the resale of the Notes by the Initial Purchasers.  During the period beginning on the date hereof and ending on the date on which the Initial Purchasers shall have sold all of the Notes, the Issuer shall, to the extent practicable (taking into account the disclosure requirements and restrictions imposed by Applicable Law), supply the Initial Purchasers with drafts or duplicate copies of any reports required to be filed by the Issuer with the Commission at least two (2) Business Days prior to any such filing, and in any event shall supply such reports to the Initial Purchasers concurrently with any such filing thereof.

(b)         The Issuer shall take any action for the qualification or exemption of the Notes for offer, sale and resale under the securities or “Blue Sky” laws of any state that the Initial Purchasers shall reasonably request and shall pay all reasonable expenses (including reasonable fees and disbursements of counsel) in connection with the qualification or exemption and in connection with the determination of the eligibility of the Notes for investment under the laws of the jurisdictions that the Initial Purchasers may designate.  Thereafter, while any of the Notes remain Outstanding, the Issuer shall arrange for the filing and making of, and shall pay all fees applicable to, any statements and reports and renewals of registration necessary in order to continue to qualify or exempt the Notes for secondary market transactions in those jurisdictions in which the Notes were originally registered or exempted for sale in accordance with the preceding sentence.  If the Initial Purchasers shall pay any of the fees or expenses referred to in this Section 6(a)(ii), the Issuer shall promptly reimburse the Initial Purchasers; it being understood and agreed that the reimbursement shall not be subject to any limitations on reimbursement set forth in Section 7 hereof.

(c)         If, at any time prior to the time at which the Initial Purchasers shall have sold all of the Notes, any event occurs or condition exists as a result of which it is necessary or desirable, in the reasonable opinion of the Initial Purchasers or the Issuer, to amend or supplement the Offering Memorandum in order that the Offering Memorandum shall not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or existing at the time the Offering Memorandum is delivered to a prospective Series 2012-1 Noteholder not misleading, or if for any other reason it is necessary at any time to amend or supplement the Offering Memorandum to comply with Applicable Law, the Issuer shall promptly notify the Initial Purchasers or the Initial Purchasers shall promptly notify the Issuer thereof, as applicable, and the Issuer shall prepare and deliver to the Initial Purchasers, at the expense of the Issuer, an amendment of or supplement to the Offering Memorandum that (i) corrects the statement or omission or (ii) effects such compliance, as the case may be.

(d)         The Issuer shall, without charge, provide to the Initial Purchasers as many copies of the Additional Disclosure Documents, the Preliminary Offering Memorandum and the Offering Memorandum as the Initial Purchasers may reasonably request.

(e)         The Issuer shall apply the proceeds from the sale of the Notes (i) to pay the purchase price relating to the acquisition by the Issuer from the Seller of Sold Assets pursuant to the terms of the Contribution and Sale Agreement, (ii) to fund the initial deposits to the Restricted Cash Account, (iii) to pay the costs of issuance of the Notes and (iv) for other general business purposes. The Issuer shall not use the proceeds of the sale of the Notes or any part thereof, directly or indirectly, to purchase or carry any “margin security” (as defined in Regulations T, U or X issued by the Federal Reserve Board) or to reduce or retire any indebtedness originally incurred to purchase any margin security.

(f)          Neither the Issuer nor any of its “affiliates” (as defined in Regulation D under the Act), directly or through any agent, shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act) that is or that could be integrated with the sale of the Notes in a manner that would require the registration of the Notes under the Act.

(g)         The Issuer shall not, and shall not permit any of its “affiliates” (as defined in Regulation D under the Act) to, directly or through any agent, solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

(h)         Neither the Issuer nor any of its Affiliates or any Person acting on its behalf (provided that no covenant is made as to the actions of the Initial Purchasers or any Person acting on its behalf) shall engage in any directed selling efforts (as that term is defined in Regulation S) with respect to any Notes, and the Issuer, all of its Affiliates and any Person acting on its behalf shall comply with the offering restrictions and the requirements of Regulation S in connection with the offering of Notes outside the United States.

(i)           The Issuer shall not contact or solicit potential investors to purchase any Note, engage any Person to assist in the placement or sale of the Notes or sell any Notes to any Person, in the case of each of the foregoing, other than the Initial Purchasers except as consented to in writing by the Initial Purchasers.

(j)           So long as any of the Notes are “restricted securities” within the meaning of Rule 144 under the Act, the Issuer shall, unless it becomes subject to and complies with the reporting requirements of Section 13 or 15(d) of the Exchange Act, provide to any Series 2012-1 Noteholder or Note Owner, and to any prospective Series 2012-1 Noteholder or Note Owner designated by a Series 2012-1 Noteholder or Note Owner, upon the request of such Series 2012-1 Noteholder or Note Owner or prospective Series 2012-1 Noteholder or Note Owner, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the Series 2012-1 Noteholders and Note Owners, and prospective Series 2012-1 Noteholders and Note Owners designated by such Series 2012-1 Noteholders or Note Owners, from time to time of such restricted securities.

(k)         The Issuer shall cause the Notes to be eligible for clearance and settlement through The Depository Trust Company, Clearstream and the Euroclear Clearing System.

(l)          The Issuer shall not sell or otherwise transfer any Notes that have been acquired by it.

(m)        Except with respect to the Notes to be issued on the Closing Date, during the period commencing on the date hereof and ending on the thirtieth (30th) day after the Closing Date, the Issuer shall not cause or permit any of its Affiliates to make or issue any borrowings, debt instruments or securities similar to the Notes (whether issued or guaranteed by the Issuer or any of its Affiliates), which are either placed or syndicated by the Issuer or any of its Affiliates in the international or U.S. capital markets, directly or on their behalf, in any manner which could in the sole judgment of the Initial Purchasers have a detrimental effect on the successful offering, sale or resale of the Notes unless mutually agreed to in writing by the Initial Purchasers and the Issuer.

(n)         Neither the Issuer nor any Person acting on its behalf shall make offers or sales of securities under circumstances that would require the registration of the Notes under the Act or permit the Issuer to become an “investment company” registered or required to be registered under the Investment Company Act.

(o)         If the ratings assigned to the Notes are dependent upon the delivery to the applicable Rating Agency of the executed Series 2012-1 Related Documents, the Issuer shall deliver the required copies of such documents to such Rating Agency within thirty (30) days after the Closing Date.

(p)         Neither the Issuer, nor any of its Affiliates, nor any Person acting on its behalf (provided that no covenant is made as to the actions of the Initial Purchasers or any Person acting on their behalf) will sell the Notes by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(q)         From the date hereof and prior to the Closing Date, the Issuer will notify the Initial Purchasers with respect to the suspension of the qualification of the Series 2012-1 Notes for sale in any jurisdiction or the initiation of any Proceeding for such purpose (to the extent the Issuer is aware of any such suspension or the initiation of any such Proceeding).

(r)           During the period of two years after the Closing Date, the Issuer will not be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

CAL covenants and agrees with the Initial Purchasers that it will comply, and will cause each of the Issuer and CAL to comply, with the 17g-5 Representation.

Section 7.            Expenses; Fees.  In addition to the rights of indemnification granted to the Purchaser Indemnified Parties under Section 10, the Issuer covenants and agrees with the Initial Purchasers that the Issuer will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Issuer’s counsel and accountants in connection with the registration of the Notes under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Additional Disclosure Documents, the Preliminary Offering Memorandum or the Offering Memorandum and the mailing and delivering of copies thereof to the Initial Purchasers and dealers; (ii) the cost of printing or reproducing this Agreement, the Indenture, any Blue Sky Memorandum and any other documents in connection with the offering, purchase, sale and delivery of the Notes; (iii) all expenses in connection with the qualification of the Notes for offering and sale under state securities laws as provided in Section 6(a)(ii) hereof, including the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky survey(s); (iv) any fees charged by securities rating services for rating the Notes; (v) any filing fees incident to, and the fees and disbursements of counsel for the Initial Purchasers in connection with, any required reviews by the Financial Industry Regulatory Authority of the terms of the sale of the Notes; (vi) the cost of preparing certificates for the Notes; (vii) all expenses incurred by the Issuer in connection with any “road show” presentation to potential investors, (viii) the fees and expenses of the Indenture Trustee and any agent of the Indenture Trustee and the fees and disbursements of counsel for the Indenture Trustee in connection with the Indenture and the Notes; (ix) all costs and expenses incurred by any Purchaser Indemnified Party with respect to enforcing its respective rights and remedies as against the Issuer or CAL under this Agreement, the Indenture, any Series 2012-1 Note, any other Series 2012-1 Related Document to which the Issuer or CAL is a party, (x) all costs and expenses incurred in connection with the amendment or modification of, or any waiver or consent, made at the request of the Issuer, CAL or any of its respective Affiliates, and issued in connection with, this Agreement, the Indenture, any Series 2012-1 Note, any other Series 2012-1 Related Document to which the Issuer or CAL is a party and (xi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section 7 and Sections 10 and 12, the Initial Purchasers will pay all of its own costs and expenses, including transfer taxes on resale of any of the Notes by the Initial Purchasers, and any advertising expenses connected with any offers the Initial Purchasers may make.

Section 8.            Conditions of the Initial Purchasers’ Obligations. The obligations of each Initial Purchaser to purchase and pay for Notes in an amount equal to the principal amount set forth on Schedule I hereto opposite its name shall, in its sole discretion, be subject to the satisfaction of all of the following conditions on the Closing Date:

(a)           The Issuer shall have good title to the Managed Containers and the other Collateral, free and clear of all Liens other than Permitted Encumbrances.

(b)           The Issuer shall have (i) caused all Uniform Commercial Code financing statements (or documents of similar import) required to perfect the first priority security interest of the Indenture Trustee pursuant to the Indenture in the Collateral and related items, in each case, to be duly filed in the manner required by the laws of each appropriate jurisdiction, (ii) caused all Uniform Commercial Code financing statements (or documents of similar import) required to perfect the first priority security interest of the Issuer (and the Indenture Trustee as assignee of the Issuer) pursuant to the Contribution and Sale Agreement and (iii) paid, or caused to be paid, all transfer taxes, documentary stamp taxes and filing fees incurred in connection therewith.

(c)           All corporate and other proceedings in connection with the transactions contemplated hereby and by the Series 2012-1 Related Documents and all documents incidental thereto shall be satisfactory in form and substance to such Initial Purchaser and its counsel, and such Initial Purchaser shall have received its Notes and any other documents incident to the transactions contemplated hereby and by the Series 2012-1 Related Documents that such Initial Purchaser or its counsel shall reasonably request.  Each Initial Purchaser or its counsel shall have received on the Closing Date certified copies of all documents evidencing corporate or other organizational action taken by the Issuer, CAL and the Indenture Trustee to approve the execution and delivery of this Agreement and the other Series 2012-1 Related Documents to which they are a party and the consummation of the transactions contemplated hereby and thereby.

(d)           The Series 2012-1 Related Documents and the Notes shall conform in all material respects to the descriptions thereof contained in the Additional Disclosure Documents, the Preliminary Offering Memorandum and the Offering Memorandum.  Immediately prior to the sale of the Notes to the Initial Purchasers, the Notes shall have been executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, and this Agreement and each of the other Series 2012-1 Related Documents that is to be executed and delivered on or prior to the Closing Date shall have been executed and delivered by the Issuer, the Manager and all other parties thereto.  The Initial Purchasers and the Indenture Trustee shall have received on the Closing Date a true and correct copy of each Series 2012-1 Related Document delivered on or prior to the Closing Date, and the Initial Purchasers or their authorized representative shall have received its original Notes.

(e)            Each Initial Purchaser or its counsel shall have received on the Closing Date signature and incumbency certificates executed by Authorized Signatories of the Issuer, CAL and the Indenture Trustee certifying the identities and signatures of those officers who executed each of this Agreement and the other Series 2012-1 Related Documents delivered in connection with Series 2012-1 to which the Issuer, CAL or the Indenture Trustee, as the case may be, is a party.

(f)            The purchase of the Notes by each Initial Purchaser shall be permitted by the laws and regulations to which such Initial Purchaser is subject.

(g)           Each of the Notes shall have been rated “A(sf)” by Standard & Poor’s, each such rating shall be in full force and effect and the Initial Purchasers shall have received on the Closing Date a letter from Standard & Poor’s dated on or before the Closing Date to such effect.

(h)           Subsequent to the respective dates as of which information is given in the Additional Disclosure Documents, the Preliminary Offering Memorandum and the Offering Memorandum, there shall not have occurred (i) any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise) or in the earnings, business, operations or business prospects of the Issuer, the Manager or CAL (collectively, an “Issuer Person”), whether or not arising in the ordinary course of business that, in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to purchase the Notes or to proceed with the offering, sale, resale or delivery of the Notes, (ii) any other event or occurrence that could have a material adverse effect on the ability of the Issuer to perform any of its obligations under any Series 2012-1 Related Document to which it is a party or a material adverse effect on the value of the Managed Containers or the rights and remedies of the Indenture Trustee or any Series 2012-1 Noteholder under any Series 2012-1 Related Document, that, in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to purchase the Notes or to proceed with the offering, sale, resale or delivery of the Notes, (iii) a general moratorium on commercial banking activities declared by any state of the United States or United States authorities, (iv) any downgrading in, or withdrawal of, the rating (including any “shadow rating”) accorded to securities (or the placement of any such securities on any watch or similar list with negative implications) issued by any Issuer Person or the Notes of any other Series previously issued by the Issuer by any “nationally recognized statistical rating organization,” as that term is defined for purposes of Rule 436(g) under the Act, or any public announcement that any such organization has under surveillance or review its rating (including any “shadow rating”) of the Notes of any other Series previously issued by the Issuer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of the rating), (v) any outbreak or escalation of hostilities, insurrection or armed conflict in which the United States of America is involved, any declaration of war by Congress or any other national or international calamity or emergency that in the sole judgment of the Initial Purchasers makes it impractical or inadvisable to purchase the Notes or to proceed with the offering, sale, resale or delivery of the Notes, or (vi) any material adverse change in financial, political or economic conditions having an effect on the U.S. or Western European financial markets that in the sole judgment of the Initial Purchasers makes it impractical or inadvisable to purchase the Notes or to proceed with the offering, sale, resale or delivery of the Notes.

(i)            Each Initial Purchaser shall have received opinions, dated the Closing Date, addressed to such Initial Purchaser and in form and substance satisfactory to its counsel, of (i) Perkins Coie LLP, U.S. counsel to the Issuer and the Seller,  as to (A) perfection of the Indenture Trustee’s interest in the Collateral and other UCC matters, (B) “true sale” and substantive consolidation, (C) corporate, tax and other matters, and (D) securities laws matters; (ii) Conyers Dill & Pearman Limited, special Bermuda counsel to the Issuer, as to (A) certain matters related to priority of the Indenture Trustee’s interest in the Collateral under Bermuda law, (B) corporate, tax and other matters, and (C) securities law matters; (iii) Clarke Gittens Farmer, special Barbados counsel to the Seller, as to (A) substantive consolidation and choice of law, and (B) corporate and other matters relating thereto and (iv) counsel to the Indenture Trustee, as to certain matters relating to the Indenture Trustee.

(j)             Each Initial Purchaser shall have received a negative assurance letter, dated the Closing Date, addressed to such Initial Purchaser and in form and substance satisfactory to its counsel, of Perkins Coie LLP, U.S. counsel to the Issuer.

(k)            Each Initial Purchaser shall have received one or more letters from an Independent Accountant each dated the date of the Preliminary Offering Memorandum (with respect to the Preliminary Offering Memorandum) and the Closing Date (with respect to the Offering Memorandum), in form and substance satisfactory to such Initial Purchaser and its counsel, containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to information contained in the Preliminary Offering Memorandum and the Offering Memorandum.

(l)            The representations and warranties of the Issuer contained in this Agreement and in the other Series 2012-1 Related Documents to which it is a party shall be true and correct as of the date hereof and as of the Closing Date.  The Issuer shall have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder and under the Series 2012-1 Related Documents on or prior to the Closing Date; since December 31, 2011, there has been no material adverse change in the business, condition (financial or otherwise) or results of operations or business prospects of the Issuer; and no event shall have occurred and no condition shall exist that would constitute (or which with the giving of notice or passage of time or both would constitute) an Early Amortization Event or an Event of Default.

(m)           Subsequent to the respective dates as of which information is given in the Preliminary Offering Memorandum and the Offering Memorandum, other than as contemplated by the Preliminary Offering Memorandum and the Offering Memorandum, neither the Issuer nor any Issuer Person shall have entered into any transactions that are material to the business, condition (financial or otherwise) or results of operations or business prospects of Issuer or any Issuer Person, respectively.

(n)           Each Initial Purchaser shall have received a certificate of the Issuer, dated the Closing Date, signed on its behalf by its President or any Vice President and its Chief Financial Officer or if such entity has none, its Treasurer, to the effect that:

(a)           The conditions precedent set forth in Section 8(l) have been satisfied.

(i)           Subsequent to the respective dates as of which information is given in the Additional Disclosure Documents, the Preliminary Offering Memorandum and the Offering Memorandum, other than as contemplated by the Offering Memorandum, there has not occurred (A) any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise) or in the earnings, business, operations or business prospects of the Issuer, whether or not arising in the ordinary course of business, or (B) any other event or occurrence that would have a material and adverse effect on the ability of the Issuer to perform any of its obligations under any Series 2012-1 Related Document to which it is a party.

(ii)           Subsequent to the respective dates as of which information is given in the Additional Disclosure Documents, the Preliminary Offering Memorandum and the Offering Memorandum, other than as contemplated by the Offering Memorandum, the Issuer has not entered into any transactions that are material and adverse to the business, condition (financial or otherwise) or results of operations or business prospects of the Issuer.

(iii)           As of the Closing Date, none of the Additional Disclosure Documents, the Preliminary Offering Memorandum and the Offering Memorandum contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that this representation shall not apply to statements or omissions made in reliance upon and in conformity with the Initial Purchaser Information.

(o)           Each Initial Purchaser shall have received confirmation that the Notes have been accepted for clearance of secondary market trading by The Depository Trust Company.

(p)           The Offering Memorandum shall have been distributed to the Initial Purchasers not later than 10:00 a.m., New York time on October 11, 2012.

(q)           All conditions to the issuance of the Notes set forth in the Indenture (including the execution and delivery of a control agreement with respect to the Series 2012-1 Series Account, in form and substance satisfactory to the Initial Purchasers) shall have been satisfied. The Issuer shall have delivered a certificate to that effect to the Initial Purchasers, and all opinions delivered in connection with the satisfaction of such conditions shall be addressed to the Initial Purchasers.

(r)            This Agreement has not terminated pursuant to Section 12 hereof.

(s)           The outstanding principal balance of all Series of Notes then Outstanding does not exceed the Asset Base.

(t)            A list (which may be in the form of a data file) of Managed Containers as of the Closing Date, which includes the Container Identification Number for each such Managed Container, shall have been delivered, in form and substance satisfactory to the Initial Purchasers.

(u)           All of the conditions precedent to the authentication of the Series 2012-1 Notes set forth in the Series 2012-1 Supplement shall have been satisfied or waived.

(v)           The Issuer shall furnish to the Initial Purchasers and the Rating Agency (x) such other agreements, instruments, documents, opinions, certificates, letters and schedules as the Initial Purchasers or their counsel or the Rating Agency or its counsel reasonably may request and (y) originals and conformed copies of all opinions, certificates, letters, schedules, agreements, documents and instruments delivered pursuant to this Agreement in the quantities that the Initial Purchasers or such Rating Agency, as the case may be, may reasonably request.

Section 9.             Representations, Warranties and Covenants of the Initial Purchasers.  Each Initial Purchaser represents and warrants to the Issuer that:

(a)            Such Initial Purchaser is a Qualified Institutional Buyer.

(b)           Such Initial Purchaser will not offer or sell, and has not offered or sold any Notes except (x) within the United States to Persons reasonably believed by it to be (i) Qualified Institutional Buyers in reliance on the exemption from registration provided by Rule 144A or (ii) Institutional Accredited Investors and (y) to certain non-U.S. Persons outside the United States within the meaning of, and in compliance with, Regulation S.

(c)            Such Initial Purchaser has not engaged in any form of general solicitation or general advertising in connection with the offering or sale of the Notes (as those terms are used in Regulation D under the Act).

(d)           Such Initial Purchaser represents that (a) either (1) it is not, and is not acting on behalf of, a Plan or a governmental, church or non-U.S. plan which is subject to any federal, state, local or non-U.S. law that is similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, and no part of the assets to be used by it to purchase or hold the Notes or any interest therein constitutes the assets of any Plan or such a governmental, church or non-U.S. plan; or (2) (A) the acquisition, holding and disposition of the Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental, church or non-U.S. plan, a violation of any similar federal, state, local or non-U.S. law) and (B) the Notes are rated investment grade or better and such Person believes that the Notes are properly treated as indebtedness without substantial equity features for purposes of Section 2510.3-101 of the regulations issued by the U.S. Department of Labor, and agrees to so treat the Notes; and (b) it will not sell or otherwise transfer the Notes or any interest therein otherwise than to a purchaser or transferee that represents and agrees with respect to its purchase, holding and disposition of the Notes to the same effect as the purchaser’s representation and agreement set forth in this sentence (which representation and agreement may be effected through the deemed representation to such effect contained in the Preliminary Offering Memorandum and in the Offering Memorandum).

(e)            Such Initial Purchaser will not offer or sell any Note except on the terms contemplated by the Offering Memorandum.

(f)            None of the Initial Purchasers, their Affiliates or any Person acting on its behalf has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Notes, and the Initial Purchasers, their Affiliates and all Persons acting on its behalf have complied and will comply with the offering restrictions requirements of Regulation S in connection with the offering of Notes outside of the United States.

(g)           Such Initial Purchaser represents and agrees that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Section 10.           Indemnification and Contribution.

(a)           The Issuer and CAL, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, its Affiliates, together with its successors, directors and officers and each Person who controls such Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, a “Purchaser Indemnified Party”), against any and all losses, claims, damages or other liabilities, joint or several (collectively, “Losses”), to which such Purchaser Indemnified Party may become subject, insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Additional Disclosure Documents, the Preliminary Offering Memorandum or the Offering Memorandum, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, each Purchaser Indemnified Party for any legal or other expenses reasonably incurred by such Purchaser Indemnified Party in connection with investigating or defending any claim, action, litigation, investigation or proceeding whatsoever (whether or not such Purchaser Indemnified Party is a party thereto), whether commenced or threatened; provided, however, that neither the Issuer nor CAL shall be liable in any case under this Section 10(a) to the extent that any Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Additional Disclosure Documents, the Preliminary Offering Memorandum or the Offering Memorandum that, in the case of each of the foregoing, is made in reliance upon and in conformity with the Initial Purchaser Information.

(b)           Each Initial Purchaser severally agrees to indemnify and hold harmless each of the Issuer, CAL, their respective directors, officers, employees, agents and representatives and each Person, if any, who controls the Issuer or CAL within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively, the “Issuer Indemnified Parties”; collectively with the Purchaser Indemnified Parties and in their respective capacities as such, the “Indemnified Parties”), against any Losses to which such Issuer Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as the Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Additional Disclosure Documents, the Preliminary Offering Memorandum or the Offering Memorandum, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Additional Disclosure Documents, the Preliminary Offering Memorandum or the Offering Memorandum in reliance upon and in conformity with the Initial Purchaser Information provided by such Initial Purchaser.  The Initial Purchasers will reimburse each Issuer Indemnified Party for any legal or other expenses reasonably incurred by such Issuer Indemnified Party in connection with investigating or defending any claim, action, litigation, investigation or proceeding whatsoever (whether or not such Issuer Indemnified Party is a party thereto), whether commenced or threatened, based upon any such untrue statement or alleged untrue statement or omission or alleged omission, as such expenses are incurred.

(c)           Promptly after receipt by an Indemnified Party of notice of the commencement of any action described in Section 10(a) or (b), the Indemnified Party shall, if a claim in respect thereof is to be made against the indemnifying party under Section 10(a) or (b), notify the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it from any liability that it may have other than under such Section 10(a) or (b).  In case any such action is brought against any Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the indemnifying party). In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

(d)           If the indemnity provided for in Section 10(a) or (b) is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses referred to in Section 10(a) or (b), then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Party in respect of such Losses in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the Indemnified Party on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) is not permitted by Applicable Law, not only the relative benefits referred to in clause (i) but also the relative fault of the indemnifying party or parties on the one hand and the Indemnified Party on the other in connection with the untrue statement or alleged untrue statement or omission or alleged omission that resulted in such Losses.  The relative benefits received by the Issuer Indemnified Parties on the one hand and the Purchaser Indemnified Parties on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Issuer bear to the total underwriting discounts and commissions received by the Initial Purchasers with respect to the offering.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by any Issuer Indemnified Party on the one hand, or any Purchaser Indemnified Party on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by an Indemnified Party as a result of the Losses referred to above in this Section 10(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 10(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 11.          Survival of Representations and Warranties.  So long as any of the Series 2012-1 Notes shall be Outstanding and until payment and performance in full of the Aggregate Outstanding Obligations, the representations and warranties contained herein shall have a continuing effect of having been true when made.

Section 12.           Termination.  This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Issuer or CAL, as the case may be, given on or prior to the Closing Date in the event that (A) the Issuer or CAL shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or (B) there shall have occurred any of the events or conditions set forth in Section 8(h) hereof.  Termination of this Agreement pursuant to this Section 12 shall be without liability of any party to any other party; provided that the respective agreements, covenants, indemnities and other statements set forth in this Section 12 and in Sections 7, 10, 14, 15, 17, 18, 19, 20, 21, 22, 23, 25, 26 and 27 shall remain in full force and effect regardless of any termination of this Agreement.

Section 13.          Initial Purchaser Information.  The Issuer acknowledges and agrees that the Initial Purchaser Information constitutes the only information furnished by the Initial Purchasers to the Issuer for purposes of inclusion in the Additional Disclosure Documents, the Preliminary Offering Memorandum or the Offering Memorandum.

Section 14.          Notices.  Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing and either delivered by hand, by mail or by facsimile, and any notice shall be effective when received at the address or facsimile number (as applicable) specified below:

If to the Issuer:	CAL Funding II Limited
Clarendon House, 2 Church Street
Hamilton HM 11, Bermuda
Attention: The Secretary
Facsimile: (441) 292-4720
Telephone: (441) 298-5950

With copies to

(i) CAI International, Inc.
1 Market Plaza
Steuart Tower, Suite 900
San Francisco, CA 94105 USA
Facsimile: (415) 788-3430
Telephone: (415) 788-0100

and

(ii) Container Applications Limited
Suite 102, Corporate Centre
Bush Hill, Bay Street, St. Michael
Barbados, West Indies
Facsimile: (246) 430-5312
Telephone: (246) 430-5310
If to CAL:	Container Applications Limited
Suite 102, Corporate Centre
Bush Hill, Bay Street, St. Michael
Barbados, West Indies
Facsimile: (246) 430-5312
Telephone: (246) 430-5310

If to the MLPFS:	Merrill Lynch Pierce, Fenner & Smith Incorporated
One Bryant Park, 11th Floor
New York, NY 10036
Attention: Branden Avishar
Facsimile: (704) 719-5461

If to the WFS:	Wells Fargo Securities, LLC
One Wells Fargo Center
301 South College Street, TW10 NC0610
Charlotte, North Carolina 28288-0610
Attention: Jerri Kallam
Facsimile: (704) 374-3254

or at such other address or facsimile number as any party may designate from time to time by notice duly given to the other parties in accordance with the terms of this Section 14.

Section 15.          Successors.  This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers and the Issuer and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person, other than the parties hereto, the Indemnified Parties and their respective successors, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of such Persons, and for the benefit of no other Person. No purchaser of a Note or a beneficial interest in a Note from the Initial Purchasers shall be deemed a successor because of such purchase.

Section 16.          Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts (which may include facsimile), each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

Section 17.          Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PRINCIPLES, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 18.          Submission to Jurisdiction.  EACH PARTY HERETO HEREBY (A) IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (B) IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR FEDERAL COURT, AND (C) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. EACH OF THE ISSUER AND CAL SHALL HAVE DELIVERED ON OR PRIOR TO THE DATE HEREOF TO THE INITIAL PURCHASERS OR THEIR COUNSEL EVIDENCE OF ACCEPTANCE BY CSC CORPORATION SERVICE COMPANYOF ITS APPOINTMENT BY THE ISSUER AND CAL, AS AGENT FOR SERVICE OF PROCESS IN NEW YORK. THE SERVICE MAY BE MADE TO THE ISSUER, CAL, OR CAI, AS THE CASE MAY BE, IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT’S ADDRESS. AS AN ALTERNATIVE METHOD OF SERVICE OTHER THAN SERVICE TO ITS RESPECTIVE APPOINTED SERVICE OF PROCESS AGENT, EACH PARTY ALSO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES OF THE PROCESS TO SUCH PARTY AT ITS ADDRESS SPECIFIED HEREIN. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY PARTY HERETO TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OR ALL OF THE OTHER PARTIES HERETO OR ANY OF THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION.

Section 19.          Waiver of Jury Trial.  EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATING TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENTS OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH OR ARISING FROM ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), ACTIONS OF ANY OF THE PARTIES HERETO OR ANY OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER RELATED DOCUMENTS, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

Section 20.           Negotiations.  This Agreement and the other Series 2012-1 Related Documents are the result of negotiations among the parties hereto, and have been reviewed by the respective counsel to the parties hereto, and are the products of all parties hereto. Accordingly, this Agreement and the other Series 2012-1 Related Documents shall not be construed against the Initial Purchasers merely because of the Initial Purchasers’ involvement in the preparation of this Agreement and the other Series 2012-1 Related Documents.

Section 21.           Amendments, etc.  This Agreement may be amended and/or restated at any time but only upon the written consent of each of the parties hereto.  The parties hereto may waive the provisions of this Agreement in a writing signed by the parties hereto.

Section 22.          Severability of Provisions.  If any one or more of the agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then the unenforceable agreements, provisions or terms shall be deemed severable from the remaining agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other agreements, provisions or terms of this Agreement.

Section 23.          No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Except as otherwise provided in this Agreement, the rights, remedies, powers and privileges herein provided are cumulative and are not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 24.          Integration.  This Agreement contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof, superseding all prior oral or written understandings.

Section 25.          Nonpetition Covenant.  Notwithstanding any prior termination of this Agreement, each Initial Purchaser agrees that it shall not, with respect to the Issuer, institute or join any other Person in instituting any Insolvency Proceeding against or with respect to the Issuer or so long as any Notes issued by the Issuer shall be Outstanding and there shall not have elapsed one year plus one day since the last day on which any such Notes shall have been Outstanding and all other obligations of the Issuer under the Series 2012-1 Related Documents have been paid in full. The foregoing shall not limit the right of any such Person to file any claim in or otherwise take any action with respect to any such proceeding that was instituted against the Issuer by any Person other than the Initial Purchasers.  In addition, each Initial Purchaser agrees that all amounts owed to it by the Issuer shall be payable solely from amounts that become available for such payment pursuant to Section 302 of the Indenture and Section 303 of the Series 2012-1 Supplement, and no such amounts shall constitute a “claim” against the Issuer (as defined in Section 105 of the Bankruptcy Code) to the extent that they are in excess of the amounts available for their payment.

Section 26.          Recourse Against Certain Parties.  No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of any party as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any administrator of such party or any incorporator, affiliate, stockholder, officer, employee, manager or director of such party or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of such party contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such party, and that no personal liability whatsoever shall attach to or be incurred by any administrator of such party or any incorporator, stockholder, affiliate, officer, employee, manager or director of such party or of any such administrator, as such, or any other of them, under or by reason of any of the obligations, covenants or agreements of such party contained in this Agreement or in any other such instruments, documents or agreements, or which are implied therefrom, and that any and all personal liability of every such administrator of such party and each incorporator, stockholder, affiliate, officer, employee, manager or director of such party or of any such administrator, as such, or any of them, for breaches by such party of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.  The provisions of this Section 26 shall survive the termination of this Agreement.

Section 27.          USA Patriot Act.  Each of the Issuer and the Manager acknowledges that the Initial Purchasers are required by U.S. Federal law, in an effort to help fight the funding of terrorism and money laundering activities, to obtain, verify and record information that identifies each person or corporation who opens an account or enters into a business relationship with a financial institution.

Section 28.          Confidentiality.  Each of the Initial Purchasers and the Issuer shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other Series 2012-1 Related Documents and the other confidential proprietary information with respect to the other parties hereto and the other parties to the Series 2012-1 Related Documents and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein (the “Confidential Information”), except that each such party and its officers, members and employees may disclose (x) the existence of this Agreement, but not the financial terms thereof and (y) any Confidential Information (i) to its external accountants, financial advisors, attorneys, and the agents of such Persons, as well as any nationally recognized statistical rating organization (an “NRSRO”) to whom any part of the Confidential Information is required to be disclosed pursuant to the terms of the Exchange Act or any rules (including Rule 17g-5) and regulations promulgated thereunder (collectively, “Excepted Persons”), (ii) as required by an applicable law (including, without limitation, public reporting requirements applicable to CAI) or order of any judicial or administrative proceeding, and (iii) in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving this Agreement for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies or interests under or in connection with this Agreement (notice of which shall be given to the Issuer to the extent permitted under applicable law, rule or regulation) (in connection therewith, the Initial Purchasers agree, at the expense of the Issuer, to cooperate with the Issuer in seeking a protective order for such Confidential Information).  Notwithstanding the foregoing, the following will not constitute Confidential Information subject to this Section 28: (i) information that was already known to or in possession of any of the Initial Purchasers or any of their respective Excepted Persons prior to its disclosure to such Initial Purchaser by the Issuer pursuant to this Agreement or in contemplation of entering into this Agreement or any of the Related Documents; (ii) information that is obtained by any of the Initial Purchasers or any of their respective Excepted Persons from a third party who is not known by such Initial Purchaser to be prohibited from disclosing the information to such Initial Purchaser by a contractual or legal obligation to the Company; (iii) information that is or becomes publicly available (other than as a result of disclosure by any of the Initial Purchasers or any of their respective Excepted Persons in violation of this Agreement); or (iv) information that is independently developed, discovered or arrived at by any of the Initial Purchasers or any of their respective Excepted Persons without reference to the confidential proprietary information which is the subject of this Section 28.  Notwithstanding anything to the contrary contained herein, any of the Initial Purchasers and their respective affiliates may disclose confidential proprietary information, without notice to the Issuer, to any governmental agency, regulatory authority or self-regulatory authority (including without limitation, bank and securities examiners) having or claiming to have authority to regulate or oversee any aspect of the business of such Initial Purchaser or that of its affiliates in connection with the exercise of such authority or claimed authority.  The confidentiality obligations set forth in this Section 28 are in addition to any other confidentiality agreements or other similar documents that are in place among any of the parties hereto and their Affiliates and are not intended to amend or supersede any such agreement.

Notwithstanding anything contained in this Agreement or in any other document, agreement or understanding relating to the transactions contemplated by this Agreement and the Series 2012-1 Related Documents, each party (and each employee, representative, or other agent of such party) is authorized to disclose to any and all persons, beginning immediately upon commencement of discussions regarding the transactions contemplated by this Agreement, and without limitation of any kind, the U.S. federal, state or local tax treatment and tax structure of such transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to such party (or any employee, representative, or other agent of such party) to the extent related to such tax treatment and tax structure.  However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates, and their respective Affiliates’ directors and employees to comply with applicable securities laws.  For purposes of this authorization, the “tax treatment” of a transaction means the purported or claimed tax treatment of the transaction, and the “tax structure” of a transaction means any fact that may be relevant to understanding the purported or claimed tax treatment of the transaction contemplated by the Series 2012-1 Related Documents.  None of the parties to the transactions contemplated by this Agreement provides U.S. tax advice, and each party should consult its own advisors regarding its participation in the transactions contemplated by this Agreement.

[Signature pages follow]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement among the Issuer, CAL and the Initial Purchasers.

Very truly yours,

CAL FUNDING II LIMITED

By:	/s/ Timothy B. Page

Name:	Timothy B. Page

Title:	Chief Financial Officer

ACCEPTED AND AGREED, SOLELY
FOR PURPOSES OF SECTIONS 4, 6, 8, 10 AND 18:

CONTAINER APPLICATIONS LIMITED

By:	/s/ Timothy B. Page

Name:	Timothy B. Page

Title:	Chief Financial Officer

NPA Series 2012-1

Accepted and agreed to as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Branden Avishar
Authorized Signatory

Accepted and agreed to as of the date first above written:

WELLS FARGO SECURITIES, LLC

By:	/s/ Jerri Kallam
Authorized Signatory

NPA Series 2012-1

EXHIBIT A
to Note Purchase Agreement (Series 2012-1)

LIST OF INVESTOR CASH FLOW REPORTS

Investor cash flow reports provided to AIG on October 4, 2012

Investor cash flow reports provided to New York Life on October 4, 2012

Investor cash flow reports provided to Wellington on October 9, 2012

Investor cash flow reports provided to Vanguard on October 10, 2012

SCHEDULE I
to Note Purchase Agreement (Series 2012-1)

Initial Purchaser	Principal Amount of the Series 2012-1 Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$85,500,000
Wells Fargo Securities, LLC	$85,500,000

NPA Series 2012-1

SCHEDULE II
to Note Purchase Agreement (Series 2012-1)

Initial Purchaser Information: The information in the first, fourth and eighth paragraphs under the heading “PLAN OF DISTRIBUTION” in the Offering Memorandum.

NPA Series 2012-1